UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2004

Digital Recorders, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-13408	56-1362926
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code          (214) 378-8992

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agrement
ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
ITEM 9.01. Financial Statements and Exhibits
Signature(s)
INDEX TO EXHIBITS
Executive Employment Agreement - David N. Pilotte
Press Release

ITEM 1.01. Entry into a Material Definitive Agrement

     (a) Digital Recorders, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) effective October 25, 2004, with David N. Pilotte, for Mr. Pilotte to serve as the Company’s Vice President and Chief Financial Officer. The Agreement is for a period of one year ending October 25, 2005, and provides for a minimum annual base salary of $186,500. The Agreement also provides for discretionary additional compensation and/or bonuses or stock options. Mr. Pilotte has received a grant of stock options to purchase 30,000 shares of the Company’s common stock, subject to certain vesting provisions. In the event of a “triggering event,” which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Pilotte would be entitled to receive a lump sum payment in an amount equal to one times his annual salary, incentive and bonus payments during the most recent 12 month period, if Mr. Pilotte’s employment is terminated or his duties or authority are substantially diminished following such triggering event. The Agreement may be terminated by the Company with or without cause, or by Mr. Pilotte without cause upon 90 days’ prior written notice to the Company. The Company will be obligated to pay Mr. Pilotte a severance allowance equal to nine months’ salary if he is terminated without cause within the initial two years of employment, or, if he is terminated without cause following the initial two years of his employment, a severance allowance equal to six months’ salary. If Mr. Pilotte terminates the Agreement upon notice and without cause, he will receive compensation for earned vacation time not taken and salary for the 90-day notice period. The Agreement requires Mr. Pilotte to keep confidential certain of the Company’s technology and trade secrets, and prohibits Mr. Pilotte from engaging in business competing with the Company during his employment and for one year after termination.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (b) Lawrence A. Taylor, age 57, who has served as the Company’s Secretary, Vice President and Chief Financial Officer since 1998 and as a Director since 2001, is assuming the new position of Executive Vice President of Corporate Development, effective October 25, 2004. He will continue to serve as the Company’s Secretary and as a Director.

     (c) Effective as of October 25, 2004, the Company appointed David N. Pilotte as its new Vice President and Chief Financial Officer. From July 2001 to August 2003, Mr. Pilotte served as Executive Vice President and Chief Financial Officer of Axtive Corporation, a publicly held company that acquired software and professional service firms. Mr. Pilotte served as Vice President and Corporate Controller of American Pad & Paper Company, a publicly held converter of paper-based office products, from June 1998 to November 2000. Prior to joining American Pad & Paper Company, Mr. Pilotte had treasurer responsibilities for Baldor Electric Company and was an auditor with Rockwell International and Arthur Anderson & Company. During intervening periods, Mr. Pilotte served as an independent advisor to small and mid-sized businesses effecting financial and operational restructurings, raising private capital and serving as interim chief financial officer. Mr. Pilotte received a B.S. degree in finance from the University of Florida, an M.B.A. from the University of Houston, and is a Certified Public Accountant in Texas. Mr. Pilotte is 46 years old. The terms of Mr. Pilotte’s employment are set forth above under Item 1.01.

     A copy of the press release announcing these events is attached as an exhibit to this report and is incorporated herein by reference. A copy of Mr. Pilotte’s Executive Employment Agreement also is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

	10.1	Executive Employment Agreement by and between Digital Recorders, Inc. and David N. Pilotte, effective October 25, 2004.

	99.1	Press release dated October 21, 2004.

Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: October 22, 2004	By:	/s/ DAVID L. TURNEY
David L. Turney
Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
10.1	Executive Employment Agreement by and between Digital Recorders, Inc. and David N. Pilotte, effective October 25, 2004.
99.1	Press release dated October 21, 2004.